Exhibit 10.3

PHOENIX ENERGY ONE, LLC

SHARE DESIGNATION

WITH RESPECT TO THE

SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

This SHARE DESIGNATION (this “Share Designation”) with respect to the Series A Preferred Shares (as defined below) of PHOENIX ENERGY ONE, LLC, a Delaware limited liability company (the “Company”), is effective as of the Effective Time (as defined below).

RECITALS

WHEREAS, under the power contained in Article III of the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Effective Date, as it may be amended, supplemented or restated from time to time (the “LLC Agreement”) and the Delaware Act, the Board of Directors of the Company classified, designated and dominated, from the 20,000,000 authorized but unissued Preferred Shares, 3,750,000 of such Preferred Shares as the Series A Cumulative Redeemable Preferred Shares (“Series A Preferred Shares”), with the preferences, rights, powers, and duties set forth in this Share Designation, and to the extent applicable, the LLC Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the LLC Agreement is hereby amended, supplemented and modified to establish and designate the Series A Preferred Shares of the Company and to establish and fix and herein state and express the preferences, rights, powers, and duties of such Series A Preferred Shares.

Section 1. Designation and Amount. A series of Preferred Shares of the Company designated as “Series A Cumulative Redeemable Preferred Shares” is hereby established and designated. The total number of authorized Series A Preferred Shares shall be 3,750,000 as set forth in Section 3.2(b) of the LLC Agreement.

Section 2. Construction; Defined Terms. Unless otherwise expressly stated, all section references in this Share Designation shall be to sections of this Share Designation. Unless defined in this Section 2 or otherwise specified or defined herein, capitalized terms used herein shall have the meanings assigned to them in the LLC Agreement. The following terms shall have the following meanings:

“Applicable Series A Distribution Rate” means:

(i)

from, and including, the date of original issuance to, but excluding, October 15, 2028, at a fixed rate equal to 10.00% per annum of the initial $25.00 liquidation preference per Series A Preferred Share (equivalent to $2.50 per annum per Series A Preferred Share),

(ii)

from and including October 15, 2028 to, but excluding, October 15, 2029, at a fixed rate equal to 10.50% per annum of the initial $25.00 liquidation preference per Series A Preferred Share (equivalent to $2.625 per annum per Series A Preferred Share), and

(iii)

from and including October 15, 2029 at a fixed rate equal to 11.00% per annum of the initial $25.00 liquidation preference per Series A Preferred Share (equivalent to $2.75 per annum per Series A Preferred Share).

“Arrears” means, for distributions with respect to the Series A Preferred Shares, the full cumulative distributions with respect to the Series A Preferred Shares through the most recent Series A Distribution Payment Date that have not been paid on all Outstanding Series A Preferred Shares.

“Capital Account” has the meaning set forth in Section 4.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor Law.

“Company” has the meaning set forth in the Preamble.

“Depositary” has the meaning set forth in Section 11.1.

“Effective Time” shall have the meaning set forth in the LLC Agreement.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Initial Issuance Date” means [●], 2025.

“Law” means any federal, state, local, non-U.S. or other law (including common law), statute, code, ordinance, rule or regulation or other requirement enacted, promulgated, issued, entered or put into effect by a Governmental Entity.

“Liquidation Preference” means a liquidation preference for each Series A Preferred Share initially equal to $25.00 per Series A Preferred Share (subject to adjustment for any splits, combinations or similar adjustments to the Series A Preferred Shares), which liquidation preference shall be subject to increase by the per Series A Preferred Share amount of any accumulated and unpaid distributions with respect to the Series A Preferred Shares (whether or not such distributions shall have been declared).

“LLC Agreement” has the meaning set forth in the Preamble.

“Nonpayment Event” has the meaning set forth in Section 9.6(a).

“Outstanding” means, with respect to any Series A Preferred Shares, as of any date, all of such Series A Preferred Shares that are issued by the Company and reflected as outstanding in the records of the Transfer Agent or the Company as of such date.

“Preferred Shares Directors” has the meaning set forth in Section 9.6(a).

“Redemption Date” has the meaning set forth in Section 7.1.

“Redemption Notice” has the meaning set forth in Section 7.2(a).

“Series A Distribution Payment Date” means the 15th day of each April, July, October and January of each year (except that the Series A Distribution Payment Date for the initial Series A Distribution Period shall be October 15, 2025); provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period from, and including, each Series A Distribution Payment Date (except that the initial Series A Distribution Period, which shall commence on and include the Initial Issuance Date) to, but excluding, the next succeeding Series A Distribution Payment Date.

“Series A Distribution Record Date” has the meaning given such term in Section 5.1.

“Series A Junior Securities” means any class or series of equity securities of the Company that, with respect to the payment of distributions and distributions upon liquidation, dissolution or winding-up of the Company, ranks junior to the Series A Preferred Shares, including but not limited to the Common Shares, but excluding any Series A Parity Securities and Series A Senior Securities.

“Series A Parity Securities” means any other class or series of equity securities of the Company established after the Initial Issuance Date by the Board of Directors, the terms of which class or series expressly provide that it ranks on parity with the Series A Preferred Shares as to the payment of distributions and distributions upon liquidation, dissolution or winding-up of the Company.

“Series A Preferred Shares” has the meaning set forth in the Recitals.

“Series A Redemption Price” has the meaning set forth in Section 7.1.

“Series A Senior Securities” means any class or series of equity securities of the Company established after the Initial Issuance Date by the Board of Directors, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Shares as to the payment of distributions and distributions upon liquidation, dissolution or winding-up of the Company.

“Share Designation” has the meaning set forth in the Preamble.

Section 3. Ranking.

3.1 For all purposes with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless otherwise expressly set forth in this Share Designation, the Series A Preferred Shares shall rank (subject to receipt of any requisite consents prior to any such issuance):

(a) senior to any Series A Junior Securities;

(b) on a parity with any Series A Parity Securities; and

(c) junior to any Series A Senior Securities.

3.2 For the avoidance of doubt, the Series A Preferred Shares represent limited liability company interests in the Company and all rights of the holders of Series A Preferred Shares shall be subject and subordinated to the obligations of the Company with respect to any existing or future indebtedness of the Company, and may be contractually subordinated in right of payment to all obligations of the Company with respect to any such indebtedness (including any debt securities). The Series A Preferred Shares shall not represent any interest in any Subsidiary of the Company and may be structurally subordinated in right of payment to all obligations of such Subsidiaries, including all existing and future indebtedness obligations of such Subsidiaries.

Section 4. Capital Accounts. In accordance with the terms of the LLC Agreement, the Company shall maintain a separate capital account (a “Capital Account”) for each holder of Series A Preferred Shares (or a beneficial owner of such Series A Preferred Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Board of Directors in its sole discretion). The initial Capital Account balance in respect of each Series A Preferred Share on the issue date of such Series A Preferred Share shall be equal to the amount paid for such Series A Preferred Share.

Section 5. Distributions. Notwithstanding Section 4.4 of the LLC Agreement but subject to the applicable provisions of the Delaware Act:

5.1 Distributions on each Outstanding Series A Preferred Share shall be cumulative and shall accumulate at the Applicable Series A Distribution Rate from and including the Initial Issuance Date (or, for any subsequently issued and newly Outstanding Series A Preferred Shares, from and including the Series A Distribution Payment Date immediately preceding the issue date of such Series A Preferred Shares) until such time as the Company pays the distributions with respect to the Series A Preferred Shares or redeems such Series A Preferred Shares in accordance with Section 7, whether or not such distributions shall have been declared. Holders of Series A Preferred Shares shall be entitled to receive cash distributions with respect to the Series A Preferred Shares from time to time out of any assets of the Company legally available for the payment of distributions at the Applicable Series A Distribution Rate per Series A Preferred Share when, as, and, if declared by the Board of Directors. Distributions with respect to the Series A Preferred Shares, to the extent declared by the Board of Directors to be paid by the Company in accordance with this Section 5.1, shall be paid, in Arrears, on each Series A Distribution Payment Date (other than the initial Series A Distribution, which shall be paid on October 15, 2025). Distributions with respect to the Series A Preferred Shares shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Initial Issuance Date), to, but excluding, the next Series A Distribution Payment Date for such Series A Distribution Period. No interest, additional distributions or other sums will be payable in respect of any distribution with respect to the Series A Preferred Shares which may be in Arrears. If any

Series A Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared distributions with respect to the Series A Preferred Shares shall be paid on the immediately succeeding Business Day without the accumulation of interest, additional distributions or other sums. All distributions with respect to the Series A Preferred Shares that are (1) accumulated and unpaid or (2) payable by the Company pursuant to this Section 5.1 shall be payable without regard to income of the Company and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code. The guaranteed payment with respect to any Series A Distribution Period shall be for the account of the holders of Series A Preferred Shares as of the applicable Series A Distribution Record Date.

5.2 Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, the Company shall pay the distributions with respect to the Series A Preferred Shares, if any, that shall have been declared by the Board of Directors to holders of the Series A Preferred Shares on the record date for the applicable distribution. The record date (the “Series A Distribution Record Date”) for the payment of any distributions with respect to the Series A Preferred Shares shall be as of the close of business on the first Business Day of the month of the applicable Series A Distribution Payment Date, except that in the case of payments of distributions with respect to the Series A Preferred Shares in Arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the Board of Directors in accordance with this Section 5. So long as any Series A Preferred Shares are Outstanding, no distribution shall be declared or paid or set aside for payment on any Series A Junior Securities (other than a distribution payable solely in Series A Junior Securities) unless full cumulative distributions with respect to the Series A Preferred Shares have been or contemporaneously are being paid or set apart for payment on all Outstanding Series A Preferred Shares (and distributions on any other Series A Parity Securities) through the most recent respective Series A Distribution Payment Date (and distribution payment date with respect to such Series A Parity Securities, if any); provided, however, notwithstanding anything to the contrary in this Section 5.2, if a distribution period with respect to a class of Series A Junior Securities or Series A Parity Securities is shorter than the Series A Distribution Period, the Board of Directors may declare and pay regular distributions with respect to such Series A Junior Securities or Series A Parity Securities, so long as, at the time of declaration of such distribution, (i) there are no distributions with respect to the Series A Preferred Shares in Arrears, and (ii) the Board of Directors expects to have sufficient funds to pay the full distribution in respect of the Series A Preferred Shares on the next successive Series A Distribution Payment Date. Accumulated distributions with respect to the Series A Preferred Shares in Arrears for any past Series A Distribution Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Series A Distribution Payment Date, to holders of Series A Preferred Shares on the record date for such payment, which may not be less than 10 calendar days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions with respect to the Series A Preferred Shares in Arrears on all Outstanding Series A Preferred Shares and all accumulated distributions in arrears on any Series A Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on the Series A Preferred Shares and accumulated distributions in arrears on any such Series A Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series A Preferred Shares and any other Series A Parity Securities are paid, any partial payment shall be made pro rata with respect to the Series

A Preferred Shares and any such other Series A Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Shares and such other Series A Parity Securities at such time. Subject to the liquidation preferences set forth herein and in the LLC Agreement, holders of Series A Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or securities of the Company, in excess of full cumulative distributions with respect to the Series A Preferred Shares. So long as the Series A Preferred Shares are held of record by the Depositary or its nominee, declared distributions with respect to the Series A Preferred Shares shall be paid to the Depositary in same-day funds on each Series A Distribution Payment Date or other distribution payment date in the case of payments for distributions with respect to the Series A Preferred Shares in Arrears.

5.3 With respect to Series A Preferred Shares that are redeemed or repurchased by the Company in accordance with the terms of this Share Designation, distributions on such Series A Preferred Shares shall cease to accrue after the applicable Redemption Date, unless the Company defaults on the payment of the Series A Redemption Price of any such Series A Preferred Shares called for redemption.

Section 6. Allocations. Net Income or Net Loss (including items of income, gain, loss, deduction and credit thereof) of the Company for each fiscal year shall be allocated to each Shareholder in accordance with the provisions of Section 4.2 and Section 8.3 of the LLC Agreement.

Section 7. Optional Redemption.

7.1 The Series A Preferred Shares shall be redeemable at the Company’s option as determined by the Board of Directors, which redemption may be in whole or in part, from time to time. The Company shall effect any such redemption by paying cash for each Series A Preferred Share to be redeemed equal to the sum of (x) any accumulated and unpaid distributions on the Series A Preferred Shares (regardless of whether previously declared) calculated up to, but not including the date set by the Board of Directors for redemption (the “Redemption Date”) plus (y) a redemption price of $27.50 per Series A Preferred Share (the “Series A Redemption Price”). Notwithstanding anything to the contrary, so long as the Series A Preferred Shares to be redeemed are held of record by the Depositary or the nominee of the Depositary, the Series A Redemption Price shall be paid by the Transfer Agent, in its capacity as paying agent for the Series A Preferred Shares, to the Depositary on the Redemption Date.

7.2 Any redemption of Series A Preferred Shares by the Company permitted under Section 7.1 shall be conducted in accordance with this Section 7.2.

(a) The Company shall, not less than thirty (30) calendar days and not more than sixty (60) calendar days before the scheduled Redemption Date, give notice of redemption to the holders of any Series A Preferred Shares to be redeemed as such holders’ names appear on the books of the Transfer Agent and at the address of such holders shown therein (a “Redemption Notice”). The Redemption Notice shall specify, as applicable, (i) the Redemption Date, (ii) the number of Series A Preferred Shares to be redeemed and, if less than all Outstanding Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed from such holder, (iii) the Series A Redemption Price, (iv) the place where any Series A Preferred Shares in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series A Redemption Price therefor (which shall occur automatically if the certificate representing such Series A Preferred Shares is issued in the name of the Depositary or its nominee), and (v) that distributions on the Series A Preferred Shares to be redeemed will cease to accumulate from and after such Redemption Date. Notwithstanding the foregoing, no Redemption Notice will be required where the Company elects to redeem, repurchase or assign to a third party the right to purchase Series A Preferred Shares pursuant to Section 3.7 of the LLC Agreement in order to eliminate an Adverse Consequence.

(b) If the Company elects to redeem less than all of the Outstanding Series A Preferred Shares, the number of Series A Preferred Shares to be redeemed shall be determined by the Board of Directors, and such Series A Preferred Shares shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Shares. The aggregate Series A Redemption Price for any such partial redemption of the Outstanding Series A Preferred Shares shall be allocated correspondingly among the redeemed Series A Preferred Shares. The Series A Preferred Shares not redeemed shall remain Outstanding and entitled to all the preferences, rights, powers, and duties provided in this Share Designation.

(c) If the Company gives or causes to be given a Redemption Notice, the Company shall deposit with the Transfer Agent, in its capacity as paying agent for the Series A Preferred Shares, funds sufficient to redeem the Series A Preferred Shares as to which such Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Redemption Date, and shall give the Transfer Agent irrevocable instructions and authority to pay the Series A Redemption Price to each holder of Series A Preferred Shares whose Series A Preferred Shares are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the certificate representing such Series A Preferred Shares is issued in the name of the Depositary or its nominee) of the certificates therefor as set forth in the Redemption Notice. If a Redemption Notice shall have been given, from and after the Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Redemption Notice, all distributions on such Series A Preferred Shares to be redeemed shall cease to accumulate and all rights of holders of such Series A Preferred Shares with respect to such Series A Preferred Shares to be redeemed shall cease, except the right to receive the Series A Redemption Price, and such Series A Preferred Shares shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The holders of Series A Preferred Shares shall have no claim to the interest income, if any, earned on funds deposited with the Transfer Agent. Any funds deposited with the Transfer Agent hereunder by the Company for any reason, including redemption of Series A Preferred Shares, that remain unclaimed or unpaid after one year after the applicable Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Company upon its written request, after which repayment the holders of the Series A Preferred Shares entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Redemption Notice, there shall be no redemption of any Series A Preferred Shares called for redemption until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Shares shall have been deposited by the Company with the Transfer Agent.

(d) Any Series A Preferred Shares that are redeemed or otherwise acquired by the Company shall be cancelled. If only a portion of the Series A Preferred Shares represented by a certificate shall have been called for redemption, upon surrender of the certificate to the Transfer Agent (which shall occur automatically if the certificate representing such Series A Preferred Shares is registered in the name of the Depositary or its nominee), the Company shall issue and the Transfer Agent shall deliver to the holders of such Series A Preferred Shares a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Shares represented by the surrendered certificate that have not been called for redemption.

(e) Notwithstanding anything to the contrary in this Section 7, in the event that full cumulative distributions on the Series A Preferred Shares and any Series A Parity Securities shall not have been paid or declared and set aside for payment, the Company shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Shares or Series A Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Preferred Shares and holders of any Series A Parity Securities. Subject to Section 3.7 of the LLC Agreement, so long as any Series A Preferred Shares are Outstanding, the Company shall not be permitted to redeem, repurchase or otherwise acquire any Common Shares or any other Series A Junior Securities unless full cumulative distributions on the Series A Preferred Shares and any Series A Parity Securities for all prior and the then-ending Series A Distribution Periods, with respect to the Series A Preferred Shares, and all prior and then ending distribution periods, with respect to any such Series A Parity Securities, shall have been paid or declared and set aside for payment.

(f) All redemptions pursuant to this Section 7 shall be subject to Sections 18-607 and 18-804 of the Delaware Act.

Section 8. Liquidation Rights.

8.1 All property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) of the LLC Agreement and that are required to satisfy the Liquidation Preference shall be distributed to the Shareholders with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of Section 8.3 of the LLC Agreement or this Section 8.1) for the taxable year of the Company during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 calendar days after said date of such occurrence).

8.2 Liquidating distributions to holders of Series A Preferred Shares shall be made only to the extent that the Company’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any Series A Senior Securities and any Series A Parity Securities. If in the year of liquidation, dissolution and winding up, or sale, exchange or other disposition of all or substantially all of the assets of the Company, any holder’s Capital Account in respect of such Series A Preferred Shares is less than the aggregate Liquidation Preference of such Series A Preferred Shares, then, notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to the LLC Agreement or this Share Designation for such year and any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Shareholders then holding Series A Preferred Shares, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Share is equal to the Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of liquidation, dissolution and winding up, or sale, exchange or other disposition of all or substantially all of the assets of the Company, any holder’s Capital Account in respect of such Series A Preferred Shares is less than the aggregate Liquidation Preference of such Series A Preferred Shares after the application of the preceding sentence, then to the extent permitted by applicable law, but otherwise notwithstanding anything to the contrary contained in the LLC Agreement or this Share Designation, items of gross income and gain for any preceding taxable year(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Company shall be reallocated to all Shareholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series A Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such liquidating distributions have been made to the Outstanding Series A Preferred Shares and any Series A Parity Securities, as applicable, any remaining assets will be distributed to the holders of Series A Junior Securities, including the Common Shares, as the case may be.

8.3 For purposes of this Share Designation, the Company’s merger or consolidation with or into any other entity or by another entity with or into the Company, or the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (for cash, securities or other consideration) shall not be deemed a liquidation, dissolution or winding up of the Company. If the Company enters into any merger or consolidation transaction with or into any other entity and the Company is not the surviving entity in such transaction, then the Board of Directors shall determine whether the Series A Preferred Shares (a) will be converted into equity interests of the surviving or successor entity or the direct or indirect parent of the surviving or successor entity having terms identical to the terms of the Series A Preferred Shares or (b) subject to the liquidation rights set forth in this Section 8.

Section 9. Limited Voting Rights; Director Appointment and Other Rights.

9.1 Except as otherwise expressly set forth in this Share Designation or as otherwise required under any rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Shares are listed for trading, the Series A Preferred Shares shall not have any voting rights or rights to consent or approve any action or matter, including with respect to any merger, consolidation, conversion, division or similar transaction involving the Company, any dissolution or winding up of the affairs of the Company and any amendment to this Share Designation, the LLC Agreement (including, for the avoidance of doubt, under Article X thereof) or the Certificate of Formation.

9.2 Notwithstanding anything to the contrary herein, without the affirmative vote or consent of the holders of at least 66.67% of the Outstanding Series A Preferred Shares, voting as a single class, given in person or by proxy, either in writing or at a meeting, the Company will not amend, alter or repeal the provisions of the LLC Agreement or this Share Designation so as to materially and adversely affect any preferences, rights, powers, and duties of the Series A

Preferred Shares; provided, however, that (i) subject to Section 9.3, the issuance of additional equity securities of the Company (including, for the avoidance of doubt, Series A Preferred Shares and Series A Parity Securities) (and any amendment to LLC Agreement or this Share Designation in connection therewith) shall not be deemed to materially and adversely affect any preferences, rights, powers, and duties of the Series A Preferred Shares for purposes of this Section 9.2 and (ii) for purposes of this Section 9.2, no amendment of LLC Agreement or this Share Designation in connection with a merger or other transaction in which the Series A Preferred Shares remain Outstanding with the terms thereof materially unchanged in any respect adverse to the holders of the Series A Preferred Shares (as determined by the Board of Directors) shall be deemed to materially and adversely affect any preferences, rights, powers, and duties of the Series A Preferred Shares for purposes of this Section 9.2. For the avoidance of doubt, the Board of Directors may increase the authorized number of Preferred Shares and Series A Preferred Shares, or create additional Series A Parity Securities, without the vote or consent of the holders of the Series A Preferred Shares.

9.3 Notwithstanding anything to the contrary herein, without the affirmative vote or consent of the holders of at least 66.67% of the Outstanding Series A Preferred Shares, voting as a class together with holders of any Series A Parity Securities upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, the Company will not (x) create or issue any Series A Parity Securities (including any additional Series A Preferred Shares) if the cumulative distributions payable on Outstanding Series A Preferred Shares (or any Series A Parity Securities, if the holders of such Series A Parity Securities vote as a class together with the holders of the Series A Preferred Shares) are in Arrears or (y) create or issue any Series A Senior Securities.

9.4 For any matter described in this Section 9 in which the holders of Series A Preferred Shares are entitled to vote as a class (whether separately or together with the holders of any Series A Parity Securities), such holders of Series A Preferred Shares shall be entitled to one vote per Series A Preferred Share.

9.5 Notwithstanding anything to the contrary herein, no vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series A Preferred Shares at the time Outstanding. In any such event, proper notice shall have been made and sufficient funds shall have been deposited in trust or with the Transfer Agent to affect such redemption pursuant to Section 7.

9.6 Board Designation Rights.

(a) Notwithstanding Section 9.1, whenever the distributions with respect to any Series A Preferred Shares are in Arrears for six (6) or more Series A Distribution Periods, whether or not such Series A Distribution Periods occur consecutively (a “Nonpayment Event”), the number of directors constituting the Board of Directors will be automatically increased by two (2) additional directors (the “Preferred Shares Directors”) and the holders of the Series A Preferred Shares (voting together as a single class with all other classes or series of Preferred Shares that the Company may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Company at the request of the holders of record of at least 25% of the Outstanding Series A Preferred Shares or by the holders of any other class or series of Preferred Shares upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors, and at each subsequent annual meeting until all distributions accumulated on the Series A Preferred Shares for all past Series A Distribution Periods and the then current Series A Distribution Period will have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Shares to elect any directors will cease and, unless there are other classes or series of Preferred Shares upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series A Preferred Shares will immediately terminate and the number of directors constituting the Board of Directors will be reduced accordingly. In no event shall the holders of Series A Preferred Shares be entitled under the voting rights under this Section 9.6 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any National Securities Exchange on which the Series A Preferred Shares or any class or series of the securities of the Company are listed for trading For the avoidance of doubt, in no event will the total number of directors elected by holders of the Series A Preferred Shares (voting together as a single class with all other classes or series of Preferred Shares that the Company may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of such directors) pursuant to the voting rights under this Section 9.6 exceed two.

(b) If a special meeting is not called by the Company within 30 days after request from the holders of Series A Preferred Shares as described in Section 9.6(a), then the holders of record of at least 25% of the Outstanding Series A Preferred Shares may designate a holder to call the meeting at the expense of the Company and such meeting may be called by the holder so designated in accordance with the procedures required for calling a special meeting of Shareholders, as set forth in Article XI of the LLC Agreement, and shall be held at the place designated by the holder calling such meeting.

(c) If at any time following a Nonpayment Event, when the voting rights conferred upon the Series A Preferred Shares pursuant to Section 9(a) are exercisable, any vacancy in the office of a director elected pursuant to Section 9(a) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the Outstanding Series A Preferred Shares and any other classes or series of Preferred Shares upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to Section 9(a). Any director elected or appointed pursuant to Section 9(a) may be removed only by the affirmative vote of holders of the Outstanding Series A Preferred Shares and any other classes or series of Preferred Shares upon which like voting rights have been conferred and are exercisable and which classes or series of Preferred Shares are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to Section 9(a), such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Outstanding Series A Preferred Shares and any such other classes or series of Preferred Shares, and may not be removed by the holders of the Common Shares.

Section 10. Other Terms Applicable to Shares; No Other Rights.

10.1 No Sinking Fund. The Series A Preferred Shares shall not have the benefit of any sinking fund.

10.2 Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property of the Company.

10.3 Record Holders. To the fullest extent permitted by applicable law, the Board of Directors, the Company, and the Transfer Agent may deem and treat any holder of Series A Preferred Shares as the true, lawful, and absolute owner of the applicable Series A Preferred Shares for all purposes, and none of the Directors, the Company, or the Transfer Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series A Preferred Shares may be listed or admitted to trading, if any.

10.4 Notices. All notices or other communications in respect of holders of the Series A Preferred Shares shall be sufficiently given (i) if given in writing and either delivered in person or by first class mail, postage prepaid, or (ii) if given in such other manner as may be permitted in the LLC Agreement, this Share Designation or by applicable law. Any notice or other communication given to a holder of a Series A Preferred Share in book-entry form may be given in the manner prescribed by the Depositary, notwithstanding any contrary indication herein.

10.5 Special Provisions Related to Preferred Holders. Notwithstanding anything to the contrary set forth in the LLC Agreement or this Share Designation, the holders of the Series A Preferred Shares, (i) shall (a) possess the rights and obligations provided in the LLC Agreement with respect to a Shareholder and (b) have a Capital Account as a Shareholder pursuant to Section 4.1 of the LLC Agreement and all other provisions related thereto and (ii) shall not (a) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Shares, except as required by this Share Designation, or (b) be entitled to any distributions other than as provided in Section 5, Section 6, Section 7, or Section 8.

10.6 Other Rights; Fiduciary Duties. For the avoidance of doubt, the Series A Preferred Shares constitute Shares, and the holders of Series A Preferred Shares constitute Shareholders, for all purposes of the LLC Agreement and, to the extent not otherwise set forth in this Share Designation, the rights, restrictions and obligations with respect to Shares and Shareholders set forth in the LLC Agreement shall apply to the Series A Preferred Shares and the holders thereof. The Series A Preferred Shares shall not have any designations, preferences, rights, powers or duties except as set forth in the LLC Agreement or this Share Designation, or as otherwise required by applicable Law. Notwithstanding anything to the contrary in the LLC Agreement or this Share Designation or any duty (including any fiduciary duty) otherwise existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the Board of Directors nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to holders of the Series A Preferred Shares, other than the implied contractual covenant of good faith and fair dealing.

Section 11. Miscellaneous.

11.1 Certificates. The Series A Preferred Shares shall be represented by one or more global securities issued to The Depository Trust Company (and its successors or assigns) or any other securities depositary selected by the Board of Directors (the “Depositary”) and registered in the name of its nominee. No holder of Series A Preferred Shares shall be entitled to receive a certificate evidencing its Series A Preferred Shares unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and Board of Directors shall not have selected a substitute Depositary within 60 calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series A Preferred Shares, payments and communications made by the Company to holders of the Series A Preferred Shares shall be made by making payments to, and communicating with, the Depositary.

11.2 Amendments; Successors and Assigns.

(a) Any and all amendments to this Share Designation shall require the prior approval of, and may be proposed only by, the Board of Directors. Unless otherwise specified herein, any such amendment that would require the approval of holders of the Series A Preferred Shares shall require the affirmative vote or consent of the holders of a majority of the aggregate Outstanding Series A Preferred Shares. Any such vote or consent can be taken at any meeting of the holders of Series A Preferred Shares or may be taken without a meeting if the holders of the required number of Outstanding Series A Preferred Shares necessary to approve such action execute and deliver one or more consents thereto, and such consent is recorded with the minutes of proceedings of the holders of the Series A Preferred Shares. For the avoidance of doubt, any such consent may be executed by the holders of the Series A Preferred Shares by electronic signature, and may be delivered to the Company by electronic transmission. For the avoidance of doubt, the Board of Directors, without the approval of any holder of the Series A Preferred Shares, may amend any provision of this Share Designation, and execute, swear to, acknowledge, deliver, file and record any documents that may be required in connection therewith, to reflect any matter set forth in Section 9.2 of the LLC Agreement, to the extent that any such matter relates to the Series A Preferred Shares or the terms of this Share Designation, other than as set forth in Section 9 of this Share Designation.

(b) This Share Designation shall inure to the benefit of and be binding upon the holders of the Series A Preferred Shares and their respective successors, assigns, representatives, executors, beneficiaries, administrators, heirs, and agents.

11.3 Inconsistencies. This Share Designation, any other Share Designations (as defined in the LLC Agreement) and the LLC Agreement together constitute the “limited liability company agreement” of the Company. To the extent that any provision of this Share Designation conflicts with or is inconsistent with the LLC Agreement, this Share Designation shall control and this Share Designation shall be deemed, for all purposes, to amend, supplement and modify the LLC Agreement in accordance with the terms hereof.

11.4 Severability(c) . If any provision of this Share Designation is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Shareholders regarding this Share Designation. Otherwise, any invalid or unenforceable provision shall be replaced by the Shareholders with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

11.5 Governing Law; Disputes. This Shares Designation shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles. All Disputes shall be subject to Section 12.10 of the LLC Agreement.